Calculation of Filing Fee Tables
S-3
PLUG POWER INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, par value $0.01 per share	415(a)(6)	54,966,188		$ 737,646,242.96			S-3	333-265488	06/08/2022	$ 81,288.62
			Total Offering Amounts:				$ 737,646,242.96		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1a Represents shares offered by the selling stockholder identified in this prospectus supplement. Includes an indeterminable number of additional shares of common stock that, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the shares to be offered by the selling stockholder. 1b In accordance with Rule 415(a)(6) of the Securities Act, this prospectus supplement carries forward 54,966,188 shares of unsold common stock previously registered under the registrant's former Registration Statement on Form S-3ASR (File No. 333-265488) and related prospectus supplement dated March 13, 2023 (the "Prior Prospectus"). In connection with the registration of such unsold securities on the Prior Prospectus, the registrant paid registration fees of $81,288.62. All 54,966,188 shares of unsold common stock are being carried forward to this prospectus supplement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Prospectus is deemed terminated as of the date hereof. 1c Calculated in accordance with Rule 457(r) under the Securities Act. This "Calculation of Filing Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the registrant's Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on May 27, 2025 (File No. 333-287577) in accordance with Rules 456(b) and 457(r) under the Securities Act.

Narrative Disclosure
The maximum aggregate amount of the securities to which the prospectus relates is 54,966,188. The maximum aggregate offering price of the securities to which the prospectus relates is $73,764,624,296.00. The prospectus is a final prospectus for the related offering.